EXHIBIT 99.1

ACCESS Newswire Reports First Quarter 2025 Results

•	Revenue decreased 2% to $5.5M compared to $5.6M in Q1 2024
•	Adjusted EBITDA increased $503,000 to $564,000 compared to $61,000 in Q1 2024
•	Cash flow from operations increased to $809,000 from $77,000 in Q1 2024
•	Rebranded to ACCESS Newswire Inc, effective January 27, 2025
•	Compliance business was sold for $12.5M on February 28, 2025
•	Subscriptions increased to 955 from 874 in Q1 2024

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS) (the "Company"), a leading communications company, today reported its operating results for the three months ended March 31, 2025.

“There has been a lot of activity in the first quarter of this year, and we’re pleased to report a significant increase in Adjusted EBITDA, gross margins and continued positive cash flow from operations. We believe the sale of our Compliance business, which closed at the end of February, positions us well as a focused, standalone Communications platform subscription company—just as we’ve outlined in our strategic goals. As we move past the Compliance business transition, we can fully turn our attention to our Communication’s business growth, product innovation, and further aligning toward our goal of having 75% of our revenue come from subscription customers by the end of 2025,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer.

Mr. Balbirnie concluded, “Over the past several months, we’ve communicated that the shifts in customer counts, revenue, and subscriptions during Q1 would begin to stabilize by quarter’s end—and that has proven true. Excluding the impact of compliance subscription customers, we achieved net subscription growth of 9% for the quarter compared to the prior year. While that’s not yet where we want to be, we believe it sets the stage for faster growth in the quarters ahead. I also want to recognize the incredible efforts of our teams, who have driven meaningful progress in internal efficiencies and product innovation—we’re genuinely excited about the direction our platform is heading.”

First Quarter 2025 Highlights:

•

Revenue - Total revenue was $5,476,000, a 2% decrease from $5,572,000 in Q1 2024 and a 6% decrease from $5,826,000 in Q4 2024. The decrease in revenue is due to slight declines across our various product lines, however, revenue from our core press release business increased 1% due to an increase in volume for the quarter as compared to the prior year.

•

Gross Margin - Gross margin for Q1 2025 was $4,273,000, or 78% of revenue, compared to $4,184,000, or 75% of revenue, during Q1 2024 and $4,381,000, also 75% of revenue in Q4 2024. The increase is due to lower staffing costs due to optimization within our operations teams.

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•

Operating Loss - Operating loss was $677,000 for Q1 2025, as compared to $862,000 during Q1 2024. Operating expenses decreased $96,000 to $4.95 million. The decrease was primarily due to a reduction in headcount in our sales organization as well as lower advertising costs. These decreases were partially offset by a one-time stock compensation benefit recorded in Q1 2024.

•

Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $765,000, or $0.20 per diluted share, for the three months ended March 31, 2025, compared to $783,000, or $0.21 per diluted share, for the three months ended March 31, 2024.

•

Net income from discontinued operations, net of tax - On a GAAP basis, net income from discontinued operations was $6,152,000, or $1.60 per diluted share during Q1 2025, compared to $644,000, or $0.17 per diluted share during Q1 2024. The increase was primarily due to a gain recorded on the sale of the compliance business of $6.0 million, net of taxes.

•	Operating Cash Flows - Cash flows from operations for Q1 2025 were $809,000 compared to $77,000 in Q1 2024.

•

Non-GAAP Measures – Q1 2025 EBITDA was $(4,000), compared to $245,000, or 4% of revenue, during Q1 2024. Adjusted EBITDA was $564,000, or 10% of revenue, for Q1 2025 compared to $61,000, or 1% of revenue, for Q1 2024. Non-GAAP net income for Q1 2025 was $206,000, or $0.05 per diluted share, compared to a loss of $365,000, or $0.10 per diluted share, during Q1 2024. Adjusted free-cash flow was $1,029,000 for Q1 2025 compared to $(126,000) for Q1 2024.

Key Performance Indicators:

•	As of March 31, 2025, we had 12,020 customers who had an active contract during the past twelve months, compared to 11,903 as of March 31, 2024.

•	Subscription customers increased by 81 to 955.

•	Average ARR for subscriptions per customer at the end of the quarter was $11,139, up from $9,300 as of March 31, 2024.

Non-GAAP Financial Measures

The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets. and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

We believe that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP  net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

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EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income (loss) from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income (loss) from continuing operations per share is calculated by dividing non-GAAP net income (loss) from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net income (loss) from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by our management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from continuing operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. We consider free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended March 31,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(765)	$(783)
Adjustments:
Depreciation and amortization	742	728
Interest expense, net	204	284
Income tax expense (benefit)	(185)	16
EBITDA from continuing operations:	(4)	245
Acquisition and integration expenses (1)	129	65
Other non-recurring expenses (2)	236	(170)
Stock-based compensation expense (3)	203	(79)
Adjusted EBITDA from continuing operations:	$564	$61

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, incurred during the periods.
(2)

For the three months ended March 31, 2025, this adjustment gives effect to the change in fair value of our interest rate swap of $69,000 as well as corporate re-brand costs of $132,000 and non-recurring accounting fees of $35,000. For the three months ended March 31, 2024, this adjustment gives effect to the change in fair value of our interest rate swap of $205,000, partially offset by non-recurring accounting costs of $35,000.

(3)

The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the three months ended March 31, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

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CALCULATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended March 31,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(765)	$(0.20)	$(783)	$(0.21)
Adjustments:
Amortization of intangible assets (1)	630	0.16	643	0.17
Stock-based compensation (2)	203	0.05	(79)	(0.02)
Other unusual items (3)	365	0.09	(105)	(0.03)
Tax impact of adjustments (4)	(252)	(0.06)	(96)	(0.02)
Discrete items impacting income tax expense(5)	25	0.01	55	0.01
Non-GAAP net income from continuing operations:	$206	$0.05	$(365)	$(0.10)
Weighted average number of common shares outstanding - diluted	3,843		3,821

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the three months ended March 31, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

3)

For the three months ended March 31, 2025, this adjustment reflects the change in fair value of our interest rate swap of $69,000, one-time corporate projects, including acquisition, divestiture and integration costs of $129.000, corporate re-brand costs of $132,000 and non-recurring accounting fees of $35,000. For the three months ended March 31, 2024, this adjustment gives effect to the change in fair value of our interest rate swap of $205,000, partially offset by one-time corporate projects, including acquisition and integration expenses, incurred during the period of $100,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)

This adjustment gives effect to discrete items that impact income tax expense. For the three months ended March 31, 2025 and 2024, this relates to additional expense associated with vesting of stock-based compensation awards.

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended March 31,
	2025	2024
	Amount	Amount

Net cash provided by operating activities from continuing operations (GAAP)	$809	$77
Payments for purchase of fixed assets and capitalized software	(35)	(261)
Free cash flow from continuing operations	774	(184)
Cash paid for acquisition and integration items(1)	87	23
Cash paid for other unusual items(2)	168	35
Adjusted free cash flow from continuing operations (Non-GAAP)	$1,029	$(126)

1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, paid during the periods.
2)

For the three months ended March 31, 2025, this relates to payments related to our corporate re-brand and other non-recurring accounting fees. For the three months ended March 31, 2024, this relates to payments for non-recurring accounting fees during the period.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	May 13, 2025
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	169180
Live Webcast:	https://www.webcaster4.com/Webcast/Page/2667/52259

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	52259
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

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Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our belief that the sale of our Compliance business positions us well as a focused standalone Communications platform subscription company, our goal of having 80% of our revenue come from subscription customers by the end of 2025 and our belief that the stage has been set for faster growth in the quarters ahead.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.

Brian R. Balbirnie

(919)-481-4000

brianb@accessnewswire.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,100	$4,103
Accounts receivable (net of allowance for credit losses of $1,321 and $1,059 respectively)	3,489	3,351
Other current assets	1,915	1,234
Current assets held for sale	633	1,338
Total current assets	10,137	10,026
Capitalized software (net of accumulated amortization of $3,718 and $3,644, respectively)	884	934
Fixed assets (net of accumulated depreciation of $954 and $914, respectively)	338	365
Right-of-use asset – leases	703	766
Other long-term assets	97	158
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $7,654 and $7,024, respectively)	11,346	11,976
Deferred tax asset	4,735	3,793
Non-current assets held for sale	—	3,577
Total assets	$47,283	$50,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,655	$1,423
Accrued expenses	2,140	1,699
Income tax payable	3,787	56
Current portion of long-term debt	870	4,000
Deferred revenue	5,021	4,743
Current liabilities held for sale	—	893
Total current liabilities	13,473	12,814
Long-term debt (net of debt discount of $65 and $70, respectively)	2,326	11,930
Lease liabilities – long-term	581	668
Other long-term liabilities	8	—
Total liabilities	16,388	25,412
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,847,743 and 3,838,743 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	24,539	24,259
Other accumulated comprehensive loss	(176)	(178)
Retained earnings	6,528	1,141
Total stockholders' equity	30,895	25,226
Total liabilities and stockholders’ equity	$47,283	$50,638

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2025	2024

Revenues	$5,476	$5,572
Cost of revenues	1,203	1,388
Gross profit	4,273	4,184
Operating costs and expenses:
General and administrative	1,953	1,639
Sales and marketing	1,594	2,071
Product development	733	654
Depreciation and amortization	670	682
Total operating costs and expenses	4,950	5,046
Operating loss	(677)	(862)
Interest expense, net	(204)	(284)
Other income (expense)	(69)	205
Loss before taxes	(950)	(941)
Income tax benefit	(185)	(158)
Net loss from continuing operations	(765)	(783)
Net income from discontinued operations, net of taxes	6,152	644
Net income (loss)	$5,387	$(139)
Net loss from continuing operations per share – basic	$(0.20)	$(0.21)
Net loss from continuing operations per share – diluted	$(0.20)	$(0.21)
Net income from discontinued operations per share – basic	$1.60	$0.17
Net income from discontinued operations per share – diluted	$1.60	$0.17
Net income per share – basic	$1.40	$(0.04)
Net income per share – fully diluted	$1.40	$(0.04)
Weighted average number of common shares outstanding – basic	3,842	3,816
Weighted average number of common shares outstanding – fully diluted	3,843	3,821

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$5,387	$(139)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net income from discontinued operations, net of tax	(6,152)	(644)
Depreciation and amortization	742	728
Provision for credit losses	277	301
Deferred income taxes	(941)	(7)
Stock-based compensation expense	203	(79)
Non-cash interest expense	4	4
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(389)	(611)
Decrease (increase) in other assets	(57)	(190)
Increase (decrease) in accounts payable	231	279
Increase (decrease) in income tax payable	908	—
Increase (decrease) in accrued expenses and other liabilities	360	81
Increase (decrease) in deferred revenue	236	354
Net cash provided by operating activities of continuing operations	809	77
Net cash (used in) provided by operating activities of discontinued operations	(62)	909
Net cash provided by operating activities	747	986

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	12,000	—
Purchase of fixed assets	(12)	(16)
Capitalized software	(23)	(245)
Net cash provided by (used in) investing activities	11,965	(261)

Cash flows from financing activities:
Payment of long-term debt	(12,739)	(1,000)
Net cash used in financing activities	(12,739)	(1,000)

Net change in cash and cash equivalents	(27)	(275)
Cash and cash equivalents – beginning	4,103	5,714
Currency translation adjustment	24	(40)
Cash and cash equivalents – ending	$4,100	$5,399

Supplemental disclosures:
Cash paid for interest	$223	$304

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